Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 4, 2014 on our audit of the financial statements of Odyssey Group International, Inc. as of July 31, 2014, and for the period from inception, March 19, 2014, through July 31, 2014,

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants

Salt Lake City, Utah

December 4, 2014